Exhibit 5.2

KIRKLAND & ELLIS LLP
AND AFFILIATED PARTNERSHIPS

200 East Randolph Drive
Chicago, Illinois 60601

312 861-2000 www.kirkland.com	Facsimile: 312 861-2200

March 2, 2005

Oren B. Azar, Esq.
Associate General Counsel and Secretary
Joy Global Inc.
100 East Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin 53202

Re:	Joy Global Inc. Registration Statement on Form S-3

Dear Mr. Azar:

        You are acting as counsel in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Joy Global Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of securities with an aggregate initial public offering price of up to $500,000,000, with such securities to include senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities”), which, in each case, may be guaranteed by one or more subsidiaries of the Company that executes a supplemental indenture as a guarantor. Terms used in this letter without definition shall have the meanings ascribed to them in your opinion letter of even date herewith.

        As such counsel, you are furnishing an opinion in accordance with the requirements of Item 601(b)(5)of Regulation S-K under the Act. In connection with such opinion, you have asked us to opine with respect to certain matters governed by New York law.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of Senior Indenture filed as an exhibit to the Registration Statement; (iii) the form of Subordinated Indenture filed as an exhibit to the Registration Statement; (iv) the form of guarantee related to the Subordinated Indenture filed as an exhibit to the Registration Statement; (v) the form of guarantee related to the Senior Indenture filed as an exhibit to the Registration Statement; and (vi) the form of Deposit Agreement filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion.

        For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the Company and the other parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have assumed the accuracy of, and relied upon, your legal opinion (other than as to those matters of New York law which are covered by this opinion), the legal opinion of Vorys, Sater, Seymour and Pease LLP with respect to the laws of the State of Ohio and the legal opinion of Michael Best & Friedrich LLP with respect to the laws of the State of Wisconsin. We have also assumed that (1) the Registration Statement will have become effective pursuant to the provisions of the Act and any applicable trustee will have been qualified under the Trust Indenture Act and a Form T-1 will have been filed with the Commission and (2) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of any Securities.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

    1.        When, as and if (i) the appropriate corporate actions have been taken by the Company to authorize the forms, terms, execution and delivery of any supplemental indentures and the terms of any series of Senior Debt Securities, (ii) the Senior Debt Securities have been issued in the forms and containing the terms set forth in the Registration Statement and the Senior Indenture and any supplemental indenture, and (iii) the Senior Debt Securities have been authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, then the Senior Debt Securities, when issued, will be binding obligations of the Company and, if applicable, each Senior Subsidiary Guarantor, enforceable against the Company and each Senior Subsidiary Guarantor, as the case may be, in accordance with the terms thereof.

    2.        When, as and if (i) the appropriate corporate actions have been taken by the Company to authorize the forms, terms, execution and delivery of any supplemental indentures and the terms of any series of Subordinated Debt Securities, (ii) the Subordinated Debt Securities have been issued in the forms and containing the terms set forth in the Registration Statement and the Subordinated Indenture and any supplemental indenture, and (iii) the Subordinated Debt Securities have been authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, then the Subordinated Debt Securities, when issued, will be binding obligations of the Company and, if applicable, each Subordinated Subsidiary Guarantor, enforceable against the Company and each Subordinated Subsidiary Guarantor, as the case may be, in accordance with the terms thereof.

    3.        When, as and if (i) the appropriate corporate actions have been taken by the Company to authorize the form, terms, execution and delivery of the applicable Warrant Agreement (including a form of certificate evidencing the Warrants) and (ii) certificates representing such Warrants have been duly executed by the Company, countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with the terms thereof.

    4.        When, as and if (i) the appropriate corporate actions have been taken by the Company to authorize the form, terms, execution and delivery of the applicable Purchase Contract Agreement (including a form of certificate evidencing the Purchase Contracts) and (ii) Purchase Contracts with such terms have been duly executed by the Company, countersigned by the applicable Purchase Contract Agent in accordance with the applicable Purchase Contract Agreement (if required by the applicable Purchase Contract Agreement), and delivered to and paid for by the purchasers thereof, such Purchase Contracts will constitute binding obligations of the Company enforceable against the Company in accordance with the terms thereof.

    5.        When, as and if (i) the appropriate corporate actions have been taken by the Company to authorize the form, terms, execution and delivery of the applicable Unit Agreement (including a form of certificate evidencing the Units) and (ii) certificates representing such Units have been duly executed by the Company, countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement (if required by the applicable Unit Agreement), and delivered to and paid for by the purchasers thereof, such Units will constitute binding obligations of the Company enforceable against the Company in accordance with the terms thereof.

    6.        When, as and if (i) the appropriate corporate actions necessary for the issuance of such Depositary Shares and the issuance and deposit of the underlying Securities have been taken by the Company, and (ii) depositary receipts representing such Depositary Shares have been duly executed by the applicable Depositary in accordance with the applicable Deposit Agreement and delivered to and paid for by the purchasers thereof, such Depositary Shares will entitle the holders thereof to the benefits of the applicable Deposit Agreement.

        Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Securities may be issued under the Registration Statement from time to time on a delayed or continuous basis, but this opinion is limited to the laws of the State of New York as in effect on the date hereof. We disclaim any obligations to advise you of any change in the law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. In the case of agreements and instruments creating the securities referenced above (other than those agreements and instruments which have been filed as exhibits to the Registration Statement as of the date of this letter), our opinions are subject to our review of the final terms and conditions of those agreements.

        We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Opinions” in the Registration Statement to the extent of your reliance on our opinion under New York law. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

/s/ Kirkland & Ellis LLP KIRKLAND ELLIS LLP